UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2007

Abigail Adams National Bancorp, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10971	52-1508198
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Connecticut Avenue, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-772-3749

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) During its regularly scheduled meeting on October 16, 2007, the board of directors of Abigail Adams National Bancorp, Inc. unanimously approved a motion to amend the Company's bylaws to expand the form of ownership of shares of stock from "certified" to "certificated or uncertificated." The amendment, effective October 16, 2007, was adopted in response to new rules issued by NASDAQ that require NASDAQ-listed companies to be eligible for a Direct Registration Program. A Direct Registration Program permits an investor's ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be "eligible" for such a program. Abigail Adams National Bancorp believes the adoption of this amendment permits its securities to be eligible for such a program. A copy of the bylaws, as amended, is attached as Exhibit 3.1 of this current report on Form 8-K.

(b) Change in fiscal year. Not applicable.

Item 9.01 Financial Statements and Exhibits.

(a) Finanacial statements of business acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits.
The following exhibit is attached as part of this report:
Exhibit 3.1- Amendment to Article VII of the Bylaws of Abigail Adams National
Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abigail Adams National Bancorp, Inc

October 18, 2007	By:	/s/ Karen E. Troutman

Name: Karen E. Troutman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to Bylaws of Abigail Adams National Bancorp, Inc.